UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2018

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Digital Ally, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on Thursday, July 5, 2018. There were 6,408,967 shares of common stock represented in person or by proxy at the Annual Meeting, constituting 90.0% of the outstanding shares on May 8, 2018, the record date for the Annual Meeting, and establishing a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal One: Election of Four Directors of the Company.

Name	Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
Stanton E. Ross	3,512,900	221,993		2,674,074
Leroy C. Richie	3,450,465	284,428		2,674,074
Daniel F. Hutchins	3,301,851	433,042		2,674,074
Michael J. Caulfield	3,456,471	278,422		2,674,074

All nominees were duly elected.

The Board of Directors made appointments to its various committees after the Annual Meeting. The members of the Company’s Audit Committee are Messrs. Hutchins, Richie and Caulfield. Mr. Hutchins is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie and Caulfield. Mr. Richie is the chairman of the Compensation Committee. The members of the Nominating and Governance Committee are Messrs. Richie and Caulfield. Mr. Richie is the chairman of the Nominating and Governance Committee.

Proposal Two: Approval of the 2018 Stock Option Plan and Restricted Stock Plan. To approve the 2018 Digital Ally, Inc. Stock Option and Restricted Stock Plan and to reserve 1,000,000 shares for issuance under the Plan.

Votes For	Votes Against/ Withheld	Abstain
3,302,253	406,535	26,105

The Proposal was approved.

Proposal Three: Approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of its capital stock by 10,000,000 and to classify such shares as blank check preferred stock. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock by 10,000,000 and classify such shares as blank check preferred stock.

Votes For	Votes Against/ Withheld	Abstain
3,225,393	432,106	77,394

The Proposal was not approved.

Proposal Four: Approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of its capital stock that it may issue from 25,000,000 to 50,000,000 shares, of which all 50,000,000 shares shall be classified as common stock. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock that it may issue from 25,000,000 to 50,000,000 shares, of which all 50,000,000 shares shall be classified as common stock.

Votes For	Votes Against/ Withheld	Abstain
5,528,338	761,167	119,460

The Proposal was approved.

Proposal Five: Ratification of RSM US LLP Appointment. Ratification of the appointment of RSM US LLP as the independent registered accounting firm of Digital Ally, Inc. for the year ending December 31, 2018.

Votes For	Votes Against/ Withheld	Abstain
5,816,130	548,726	44,111

The appointment of RSM US LLP as the independent registered accounting firm of the Company was ratified.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: July 10, 2018	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer